UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  October 10, 2016

POWER EFFICIENCY CORPORATION
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 000-31805

Delaware	22-3337365
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Northern Boulevard, Suite 102

Greenvale, NY 11548

(Address and zip code of principal executive offices)

(877) 309-3357

(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into Material Definitive Agreement

Effective October 10, 2016, Power Efficiency Corporation entered into a definitive agreement with Generate NY Grid Services, LLC whereby the parties will perform the contract requirements under the Brooklyn Queens Demand Management Auction (BQDM) program created by Consolidated Edison of New York. Power Efficiency had won a bid on August 10, 2016 to provide 12 Megawatts (MW) of Demand Response Energy in the summer months of 2017 and 2018 under the program.

A provision in the award bid required participants, including Power Efficiency, to provide a standby letter of credit in favor of Consolidated Edison prior to the contract award being fully satisfied. The amount required of Power Efficiency’s standby letter of credit was $793,000, which has been delivered to and accepted by Consolidated Edison as of October 14, 2016.

Under the agreement, Generate NY Grid serves as a special purpose vehicle (SPV) which will perform the services to be performed under the BDQM program and is also providing a financing facility for the purchase of equipment and to fund other costs. Power Efficiency assigned the BDQM program contract to the SPV. Under the agreement Generate NY Grid, agreed to provide a credit facility of up to $15,000,000 to support purchase of equipment and installation of the equipment at sites.

Under the agreement, the SPV provided half of the funds (with Power Efficiency providing the remaining half) necessary to support the issuance of the standby letter of credit. Power Efficiency will be an economic participant in the revenue and income generated through the SPV based on the Consolidate Edison program. Power Efficiency will be entitled to a funding fee or success fee of 5% of funds lent to the special purpose vehicle based on program costs to install equipment and 30% of the projects combined EBITDA basis, after the financial and project partner’s receipt of its repayment of lent funds and a rate of return of 20% on the funds lent and other expenses incurred to procure and install equipment and operate each project and fund the letter of credit.

The parties are obligated to perform under the BQDM program agreement with Consolidated Edison. In order to satisfy the contractual obligations, the parties must locate sites within the geographic area of the program, namely the Crown Heights, Richmond Hill and Ridgewood neighborhoods of Brooklyn and Queens, New York, purchase install and maintain the necessary equipment or load reduction programs. Under the contract with Consolidated Edison, the parties must deliver 4 megawatts of energy savings during the summer of 2017 and 8 additional megawatts during the summer of 2018. The resources employed by the participants must be in operation between 4 and 60 hours each summer. The parties will be required to apply for and obtain local permits with respect to the installation of the necessary equipment. The equipment can be a mix of battery storage, natural gas generators or demand response. In addition, the parties intend on procuring the services of a third party to oversee the purchase, installation and maintenance of the equipment and to oversee program performance during the life of the program.

In the event of failure to perform, the SPV and Power Efficiency, as the responsible parties under the contract, would be subject to liquidated damage claims based upon the rate of $10 per day per kilowatt of underperformance to a maximum of the lesser of $150 per kilowatt per year or 30% of the total incentive otherwise payable under the contract. Consolidated Edison has the right to draw down upon the standby letter of credit, collect directly from the contract parties and terminate the contract in full. In addition, the spv and Power Efficiency are required to obtain an additional standby letter of credit to support the 2018 contract obligations which additional letter of credit must be delivered in February 2017 in an amount of approximately $1,200,000. The foregoing summary is intended as a summary of the material terms of the contract and is subject to the full terms of the contract which is included as an Exhibit to this Report on Form 8-K.

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Item 3.02	Unregistered Sale of Equity Securities

Effective October 6, 2016, Power Efficiency Corporation sold, in a private placement offering under Section 4(2) of the Securities Act of 1033, as amended, to 6 accredited investors, an aggregate of $405,000 of promissory notes bearing interest at 10% per annum. The proceeds from the sale of the notes were used by the Company to support the issuance of a standby letter of credit as required under the Consolidated Edison BDQM Program in the amount of $793,000. The standby letter of credit was issued by Wells Fargo Bank to Consolidated Edison on behalf of the SPV as described in Item 1.01 above. In addition to the issuance of the notes, investors received an aggregate of 60,000,000 shares of common stock.

The notes are unsecured obligations of the Company and are payable upon the earlier of (i) date of payment to the Company of its proportionate share for services or other payment made pursuant to the Company’s agreements in effect from time to time with Generate NY Grid Services LLC under the Consolidated Edison BDQR Program for the 2017 and 2018 years, (ii) within 10 business days of the date of any payment by Generate NY Grid Services LLC intended to be a replacement of funds advanced by the investors for the Company’s portion of the standby letter of credit issued to Consolidated Edison of New York under the Consolidated Edison BDQR Program for the 2017 and 2018 years or (iii) December 31, 2019.

The Company also entered into a registration rights agreement with the investors providing for the registration for resale under the Securities Act of 1933 of the shares of common stock issued to them. The agreement provides that the Company will file a registration statement with the SEC within 180 of closing.

Certain members of management participated, including the Chief Financial Officer and Chief Executive Officer through entities controlled by them, in the private placement.

The securities issued to such investors are restricted securities and were offered and sold in private transactions to accredited investors (as such term is defined in Rule 501(a), as promulgated under the Securities Act of 1933), without registration under the Securities Act and the securities laws of certain states, in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended and similar exemptions under applicable state laws. The securities sold in the foregoing transaction may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01	Other Events

The Company’s Registration Statement on Form 10 became effective as of Monday, October 10, 2016.

The Company intends to file an amendment to its Form 10 as soon as possible in order to respond to SEC comments and to update the financial statements, management discussion and analysis and other information and business information.

In addition, the Company is now required to file periodic and other reports, such as Form 8-K for special events, in accordance with SEC rules. The Company is required to file a Form 10-Q for the period ended September 30, 2016 on or before November 24, 2016, as required under SEC Rule 13a-13.

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Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description

10.1	Assignment and Assumption Agreement between Power Efficiency Corporation and Generate NY Grid Services, LLC dated October 10, 2016.

10.2	Form of Brooklyn Queens Demand Management Program Agreement dated August 10, 2016 between Power Efficiency Corporation and Consolidated Edison of New York, including BQDM DR Auction Rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Power Efficiency Corporation

	By:	/s/ Gary Weiss
Gary Weiss
Chief Executive Officer
Date: October 14, 2016

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EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

10.1	Assignment and Assumption Agreement between Power Efficiency Corporation and Generate NY Grid Services, LLC dated October 10, 2016

10.2	Form of Brooklyn Queens Demand Management Program Agreement dated August 10, 2016 between Power Efficiency Corporation and Consolidated Edison of New York, including BQDM DR Auction Rules.

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